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                                  EXHIBIT 23.4
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                          CONSENT OF FINANCIAL ADVISOR

We consent to the references to our firm under the caption "Opinions of Catawba Valley Bancshares, Inc. Financial Advisors" in the Amendment No. 1 to the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission by Catawba Valley Bancshares, Inc. in connection with the proposed share exchange of First Gaston with Catawba Valley Bancshares, Inc., pursuant to an Agreement and Plan of Share Exchange dated June 29, 2001.



                                 THE ORR GROUP

                                 By: /S/ Wood Britton
                                     ----------------
                                     Wood Britton

                                  Managing Director



October 2, 2001